UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 7, 2016

Sarepta Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-14895	93-0797222
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

215 First Street

Suite 415

Cambridge, MA 02142

(Address of principal executive offices, including zip code)

(617) 274-4000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05 Costs Associated with Exit of Disposal Activities.

On March 7, 2016 the Board of Directors of Sarepta Therapeutics, Inc. (the “Company”) approved a consolidation plan to wind down and close the Corvallis, Oregon offices of the Company with the goal of locating all of the Company’s operations in Massachusetts (the “Consolidation Plan”). The Consolidation Plan is part of a plan to increase the Company’s operational efficiency. Certain employees in the Corvallis office will be offered relocation packages for their relocation to Massachusetts, however, the number of positions that will be eliminated in connection with the Consolidation Plan represents approximately 17% of the Company’s workforce. These relocations and terminations are planned to occur in four waves in May, October, November and December of this year. The Company expects that the Consolidation Plan will be completed by December 30, 2016. The Company currently estimates it will incur total charges of between approximately $1.7 million and $2.4 million, consisting primarily of cash expenses for severance and relocation benefits. In addition to such expenses, there is a non-cancelable lease relating to the Company’s laboratory and office space in Corvallis that expires in December 2020. Following the expected completion date of the Consolidation Plan, the Company expects to be obligated to make approximately $4.3 million of cash lease payments through the expiration of the lease. Although the Company is exploring its options with respect to the remaining term of the lease or identifying a sub-lessee, there can be no guarantee that we will recoup or reduce the non-cancelable future lease payments. The Company may also incur other material costs or charges not currently contemplated due to events that may occur as a result of, or associated with, the Consolidation Plan.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Press Release dated March 8, 2016.

Forward Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Any statements contained in this report that are not statements of historical fact may be deemed to be forward-looking statements. Words such as “believes,” “anticipates,” “plans,” “expects,” “will,” “intends,” “potential,” “possible” and similar expressions are intended to identify forward-looking statements. These forward-looking statements include statements regarding the Company’s Consolidation Plan; the expected completion date of the Consolidation Plan; the potential benefits of the Consolidation Plan, including increasing the Company’s operational efficiency; and the costs or charges that the Company may incur in connection with the Consolidation Plan. Forward-looking statements also include those regarding Sarepta’s future business developments and actions and the timing of the same.

These forward-looking statements involve risks and uncertainties, many of which are beyond Sarepta’s control. Known risk factors include, among others: the Consolidation Plan may take longer than anticipated or otherwise negatively impact the Company and its business plans during and after the period during which the Consolidation Plan is being executed, the Company may not be able to obtain the benefits it is expecting from the Consolidation Plan and those risks identified under the heading “Risk Factors” in Sarepta’s 2015 Annual Report on Form 10-K and most recent Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission (SEC) as well as other SEC filings made by the Company which you are encouraged to review.

Any of the foregoing risks could materially and adversely affect Sarepta’s business, results of operations and the trading price of Sarepta’s common stock. For a detailed description of risks and uncertainties Sarepta faces, you are encouraged to review the Company’s filings with the SEC. We caution investors not to place considerable reliance on the forward-looking statements contained in this press release. Sarepta does not undertake any obligation to publicly update its forward-looking statements based on events or circumstances after the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sarepta Therapeutics, Inc.

By:	/s/ Edward Kaye
Edward Kaye Interim Chief Executive Officer, Senior Vice President and Chief Medical Officer

Date: March 8, 2016

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated March 8, 2016.